STAG INDUSTRIAL ANNOUNCES SECOND QUARTER
2020 RESULTS

Boston, MA — July 28, 2020 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2020.

“STAG has been fortunate in our ability to weather this pandemic-induced economic downturn,” said Ben Butcher, Chief Executive Officer of the Company. “Our balance sheet, portfolio, and business strategy are all well positioned to drive the Company’s future success.”

Second Quarter 2020 Highlights

•Reported $0.12 of net income per basic and diluted common share for the second quarter of 2020, as compared to $0.10 of net income per basic and diluted common share for the second quarter of 2019. Reported $17.6 million of net income attributable to common stockholders for the second quarter of 2020 compared to net income attributable to common stockholders of $12.4 million for the second quarter of 2019.

•Achieved $0.47 of Core FFO per diluted share for the second quarter of 2020, an increase of 4.4% compared to the second quarter of 2019 Core FFO per diluted share of $0.45. Generated Core FFO of $71.8 million for the second quarter of 2020 compared to $58.1 million for the second quarter of 2019, an increase of 23.5%.

•Produced Cash NOI of $96.6 million for the second quarter of 2020, an increase of 24.5% compared to the second quarter of 2019 of $77.6 million.

•Produced Cash Available for Distribution of $69.0 million for the second quarter of 2020, an increase of 48.1% compared to the second quarter of 2019 of $46.6 million.

•Acquired two buildings in the second quarter of 2020, consisting of 122,280 square feet, for $11.9 million with a Cash Capitalization Rate of 6.4% and a Straight-Line Capitalization Rate of 6.8%.

•Sold one building in the second quarter of 2020, consisting of 52,500 square feet for $2.4 million, resulting in a gain of $1.0 million.

•Achieved an Occupancy Rate of 97.0% on the total portfolio and 97.6% on the Operating Portfolio as of June 30, 2020.

•Commenced Operating Portfolio leases of 2.7 million square feet for the second quarter of 2020, resulting in a Cash Rent Change and Straight-line Rent Change of 1.6% and 9.6%, respectively.

•Experienced 100.0% Retention for 2.3 million square feet of leases expiring in the quarter.

•Produced Same Store Cash NOI of $73.9 million for the second quarter of 2020, an increase of 2.1% compared to the second quarter of 2019 of $72.4 million.

•As of July 28th, the Company collected 98.0% of second quarter base rental billings and granted rent deferral equal to 1.4%.

•On April 17, 2020, refinanced a total of $300 million term loan debt due to mature in the next twelve months.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, July 29, 2020 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

SECOND QUARTER 2020 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30, 2020
Metrics	2020	2019	% Change	2020	2019	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$17,552	$12,394	41.6%	$79,635	$18,201	337.5%
Net income per common share — basic	$0.12	$0.10	20.0%	$0.54	$0.15	260.0%
Net income per common share — diluted	$0.12	$0.10	20.0%	$0.54	$0.15	260.0%
Cash NOI	$96,630	$77,601	24.5%	$190,351	$152,530	24.8%
Same Store Cash NOI (1)	$73,931	$72,382	2.1%	$147,325	$144,011	2.3%
Adjusted EBITDAre	$86,663	$71,168	21.8%	$171,271	$138,805	23.4%
Core FFO	$71,784	$58,111	23.5%	$142,415	$111,298	28.0%
Core FFO per share / unit — basic	$0.47	$0.45	4.4%	$0.94	$0.90	4.4%
Core FFO per share / unit — diluted	$0.47	$0.45	4.4%	$0.94	$0.90	4.4%
Cash Available for Distribution	$69,003	$46,588	48.1%	$124,980	$95,607	30.7%
 (1) The Same Store pool accounted for 79.9% of the total portfolio square footage as of June 30, 2020.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended June 30, 2020, the Company acquired two buildings for $11.9 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2020 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Sacramento, CA	6/11/2020	54,463	1	$5,730	2.1
Chicago, IL	6/29/2020	67,817	1	6,184	10.4
Total / weighted average		122,280	2	$11,914	6.7	6.4%	6.8%

The chart below details the 2020 acquisition activity and Pipeline through July 28, 2020:

2020 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,599,389	9	$119,343	7.3	6.7%	7.2%
Q2	122,280	2	11,914	6.7	6.4%	6.8%
Total / weighted average	1,721,669	11	$131,257	7.3	6.6%	7.2%

As of July 28, 2020
Subsequent to quarter-end acquisitions	N/A	N/A	N/A

Pipeline	25.0 million	122	$2.0 billion

The chart below details the disposition activity for the six months ended June 30, 2020:

2020 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	1,182,606	3	$101,500
Q2	52,500	1	2,363
Total	1,235,106	4	$103,863

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended June 30, 2020:

SECOND QUARTER 2020 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	444,952	11.5	$3.77	$4.20	$2.57	$2.21	(8.3)%	4.0%
Renewal Leases	2,276,692	5.8	$4.36	$4.61	$0.68	$0.40	3.4%	10.6%	100.0%
Total / weighted average	2,721,644	6.7	$4.27	$4.54	$0.99	$0.69	1.6%	9.6%

The chart below details the leasing activity for leases commenced during the six months ended June 30, 2020:

2020 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	872,423	8.3	$3.97	$4.29	$1.87	$1.33	(5.2)%	4.2%
Renewal Leases	3,622,946	5.1	$4.44	$4.65	$0.52	$0.40	4.0%	11.6%	95.0%
Total / weighted average	4,495,369	5.7	$4.35	$4.58	$0.78	$0.58	2.2%	10.2%

Additionally, for the three and six months ended June 30, 2020, leases commenced totaling 481,938 square feet related to Value Add assets and are excluded from the Operating Portfolio statistics above.

As of July 28th, 90.9% of July base rental billings have been collected. An additional 4.6% of July base rental billings yet to be received relates to investment grade tenants and tenants who pay at the end of the month, bringing the total to 95.5%. The timing of these expected payments is consistent with past practices. Of the remaining 4.5% of uncollected base rental billings, 2.8% of July base rental billings have been deferred.

Capital Market Activity

On April 17, 2020, the Company refinanced $300 million of unsecured debt previously scheduled to mature within the next year. The new term loan has an initial maturity date of April 16, 2021 and is subject to two one-year extension options at the Company’s discretion, subject to certain conditions, which do not include the lenders' consent. The new term loan bears a current interest rate of LIBOR plus a spread of 1.50%, subject to a minimum LIBOR rate of 0.25%. The Company entered into four interest rate swaps to fix the interest rate on the new term loan, which will bear a fixed interest rate of 1.78% inclusive of these swaps.

As of June 30, 2020, net debt to annualized Run Rate Adjusted EBITDAre was 4.3x and Liquidity was $599.1 million. The Company has the ability to settle the remaining $134.4 million in net proceeds from the January 13, 2020 equity offering between now and January 13, 2021. During the second quarter, the Company repaid the revolving credit facility and it currently has a zero balance.

Conference Call

The Company will host a conference call tomorrow, Wednesday, July 29, 2020, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13706350.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2020	December 31, 2019
Assets
Rental Property:
Land	$444,489	$435,923
Buildings and improvements, net of accumulated depreciation of $446,361 and $387,633, respectively	3,141,970	3,087,435
Deferred leasing intangibles, net of accumulated amortization of $267,553 and $241,304, respectively	451,738	475,149
Total rental property, net	4,038,197	3,998,507
Cash and cash equivalents	102,097	9,041
Restricted cash	12,505	2,823
Tenant accounts receivable	65,122	57,592
Prepaid expenses and other assets	39,347	38,231
Interest rate swaps	—	303
Operating lease right-of-use assets	22,168	15,129
Assets held for sale, net	—	43,019
Total assets	$4,279,436	$4,164,645
Liabilities and Equity
Liabilities:
Unsecured credit facility	$—	$146,000
Unsecured term loans, net	970,282	871,375
Unsecured notes, net	573,082	572,883
Mortgage notes, net	52,827	54,755
Accounts payable, accrued expenses and other liabilities	58,783	53,737
Interest rate swaps	50,731	18,819
Tenant prepaid rent and security deposits	24,542	21,993
Dividends and distributions payable	18,301	17,465
Deferred leasing intangibles, net of accumulated amortization of $13,117 and $12,064, respectively	26,292	26,738
Operating lease liabilities	24,279	16,989
Total liabilities	1,799,119	1,800,754
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at June 30, 2020 and December 31, 2019,
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2020 and December 31, 2019	75,000	75,000
Common stock, par value $0.01 per share, 300,000,000 shares authorized at June 30, 2020 and December 31, 2019, respectively, 148,941,121 and 142,815,593 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,489	1,428
Additional paid-in capital	3,148,163	2,970,553
Cumulative dividends in excess of earnings	(750,770)	(723,027)
Accumulated other comprehensive loss	(49,837)	(18,426)
Total stockholders’ equity	2,424,045	2,305,528
Noncontrolling interest	56,272	58,363
Total equity	2,480,317	2,363,891
Total liabilities and equity	$4,279,436	$4,164,645

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue
Rental income	$117,471	$96,362	$235,810	$191,977
Other income	146	284	355	371
Total revenue	117,617	96,646	236,165	192,348
Expenses
Property	20,392	16,955	42,339	36,466
General and administrative	9,406	8,587	19,779	17,799
Depreciation and amortization	53,606	44,633	106,294	86,936
Loss on impairments	—	—	—	5,344
Other expenses	588	427	1,064	826
Total expenses	83,992	70,602	169,476	147,371
Other income (expense)
Interest and other income	156	2	235	18
Interest expense	(15,333)	(12,193)	(30,197)	(25,027)
Loss on extinguishment of debt	(834)	—	(834)	—
Gain on involuntary conversion	657	—	657	—
Gain on the sales of rental property, net	1,045	317	47,804	1,591
Total other income (expense)	(14,309)	(11,874)	17,665	(23,418)
Net income	$19,316	$14,170	$84,354	$21,559
Less: income attributable to noncontrolling interest after preferred stock dividends	407	408	2,005	622
Net income attributable to STAG Industrial, Inc.	$18,909	$13,762	$82,349	$20,937
Less: preferred stock dividends	1,289	1,289	2,578	2,578
Less: amount allocated to participating securities	68	79	136	158
Net income attributable to common stockholders	$17,552	$12,394	$79,635	$18,201
Weighted average common shares outstanding — basic	148,663	125,251	148,116	120,015
Weighted average common shares outstanding — diluted	149,027	125,560	148,341	120,306
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.12	$0.10	$0.54	$0.15
Net income per share attributable to common stockholders — diluted	$0.12	$0.10	$0.54	$0.15

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
NET OPERATING INCOME RECONCILIATION
Net income	$19,316	$14,170	$84,354	$21,559
General and administrative	9,406	8,587	19,779	17,799
Transaction costs	8	79	59	153
Depreciation and amortization	53,606	44,633	106,294	86,936
Interest and other income	(156)	(2)	(235)	(18)
Interest expense	15,333	12,193	30,197	25,027
Loss on impairments	—	—	—	5,344
Gain on involuntary conversion	(657)	—	(657)	—
Loss on extinguishment of debt	834	—	834	—
Other expenses	580	348	1,005	673
Gain on the sales of rental property, net	(1,045)	(317)	(47,804)	(1,591)
Net operating income	$97,225	$79,691	$193,826	$155,882

Net operating income	$97,225	$79,691	$193,826	$155,882
Straight-line rent adjustments, net	(3,529)	(3,231)	(8,514)	(5,411)
Straight-line termination, solar and other income adjustments, net	1,766	—	2,887	(43)
Amortization of above and below market leases, net	1,168	1,141	2,152	2,102
Cash net operating income	$96,630	$77,601	$190,351	$152,530

Cash net operating income	$96,630
Cash NOI from acquisitions' and dispositions' timing	188
Cash termination, solar and other income	(3,033)
Run Rate Cash NOI	$93,785

Same Store Portfolio NOI
Total NOI	$97,225	$79,691	$193,826	$155,882
Less: NOI non-same-store properties	(22,430)	(5,467)	(44,073)	(8,321)
Termination, solar and other adjustments, net	(728)	(24)	(789)	(89)
Same Store NOI	$74,067	$74,200	$148,964	$147,472
Less: straight-line rent adjustments, net	(1,172)	(2,742)	(3,539)	(5,327)
Amortization of above and below market leases, net	1,036	924	1,900	1,866
Same Store Cash NOI	$73,931	$72,382	$147,325	$144,011

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$19,316	$14,170	$84,354	$21,559
Depreciation and amortization	53,606	44,633	106,294	86,936
Interest and other income	(156)	(2)	(235)	(18)
Interest expense	15,333	12,193	30,197	25,027
Loss on impairments	—	—	—	5,344
Gain on the sales of rental property, net	(1,045)	(317)	(47,804)	(1,591)
EBITDAre	$87,054	$70,677	$172,806	$137,257

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$87,054	$70,677	$172,806	$137,257
Straight-line rent adjustments, net	(3,415)	(3,266)	(8,385)	(5,479)
Amortization of above and below market leases, net	1,168	1,141	2,152	2,102
Non-cash compensation expense	2,938	2,537	5,790	4,815
Termination, solar and other income, net	(1,267)	—	(1,328)	(43)
Transaction costs	8	79	59	153
Gain on involuntary conversion	(657)	—	(657)	—
Loss on extinguishment of debt	834	—	834	—
Adjusted EBITDAre	$86,663	$71,168	$171,271	$138,805

Adjusted EBITDAre	$86,663
Adjusted EBITDAre from acquisitions' and dispositions' timing	188
Run Rate Adjusted EBITDAre	$86,851

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$19,316	$14,170	$84,354	$21,559
Rental property depreciation and amortization	53,537	44,559	106,154	86,788
Loss on impairments	—	—	—	5,344
Gain on the sales of rental property, net	(1,045)	(317)	(47,804)	(1,591)
Funds from operations	$71,808	$58,412	$142,704	$112,100
Preferred stock dividends	(1,289)	(1,289)	(2,578)	(2,578)
Amount allocated to restricted shares of common stock and unvested units	(196)	(232)	(406)	(479)
Funds from operations attributable to common stockholders and unit holders	$70,323	$56,891	$139,720	$109,043

Funds from operations attributable to common stockholders and unit holders	$70,323	$56,891	$139,720	$109,043
Amortization of above and below market leases, net	1,168	1,141	2,152	2,102
Transaction costs	8	79	59	153
Loss on extinguishment of debt	834	—	834	—
Gain on involuntary conversion	(657)	—	(657)	—
Non-recurring dead deal costs	108	—	307	—
Core funds from operations	$71,784	$58,111	$142,415	$111,298

Weighted average common shares and units
Weighted average common shares outstanding	148,663	125,251	148,116	120,015
Weighted average units outstanding	3,291	3,545	3,351	3,625
Weighted average common shares and units - basic	151,954	128,796	151,467	123,640
Dilutive shares	364	309	225	291
Weighted average common shares, units, and other dilutive shares - diluted	152,318	129,105	151,692	123,931
Core funds from operations per share / unit - basic	$0.47	$0.45	$0.94	$0.90
Core funds from operations per share / unit - diluted	$0.47	$0.45	$0.94	$0.90

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$71,784	$58,111	$142,415	$111,298
Non-rental property depreciation and amortization	69	74	140	148
Straight-line rent adjustments, net	(3,415)	(3,266)	(8,385)	(5,479)
Straight-line termination, solar and other income adjustments, net	1,766	—	2,887	(43)
Recurring capital expenditures	(152)	(819)	(471)	(930)
Non-recurring capital expenditures	(2,742)	(7,738)	(10,200)	(10,827)
Capital expenditures reimbursed by tenants	(576)	—	(3,363)	—
New lease commissions and tenant improvements	(338)	(512)	(3,518)	(1,462)
Renewal lease commissions and tenant improvements	(1,077)	(2,417)	(1,737)	(3,149)
Non-cash portion of interest expense	746	618	1,422	1,236
Non-cash compensation expense	2,938	2,537	5,790	4,815
Cash available for distribution	$69,003	$46,588	$124,980	$95,607

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, recurring and non-recurring capital expenditures, and leasing commissions and tenant improvements.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, solar income, revenue associated with one-time tenant reimbursements of capital expenditures, straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, loss on extinguishment of debt, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company or capital expenditures reimbursed by tenants in lump sum and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date;
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.